Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-160363) of Pacific Office Properties Trust, Inc., and

2.	Registration Statement (Form S-3 No. 333-165676) of Pacific Office Properties Trust, Inc.

of our report dated March 28, 2012, with respect to the consolidated financial statements and schedule of Pacific Office Properties Trust, Inc., included in this Annual Report (Form 10-K) of Pacific Office Properties Trust, Inc. for the year ended December 31, 2011.

/s/Ernst & Young, LLP

Los Angeles, California
March 28, 2012